                                                                      EXHIBIT 11


                             Southwest Airlines Co.
                       Computation of Earnings Per Share
                      For the Year Ended December 31, 1996


                                                                           Fully
                                                        Primary           Diluted
                                                     --------------   --------------
Weighted average shares outstanding                     144,745,071      144,745,071

Shares issuable upon exercise of outstanding
  stock options (treasury stock method)                   7,048,406        7,054,306
                                                     --------------   --------------


Weighted average common and common
  equivalent shares                                     151,793,477      151,799,377
                                                     ==============   ==============


Earnings for per share computations                    $207,337,000     $207,337,000
                                                     ==============   ==============

Earnings per common and common equivalent share               $1.37            $1.37
                                                     ==============   ==============

                                                                     Exhibit 11
                                                                    Page 2 of 3


                             Southwest Airlines Co.
                       Computation of Earnings Per Share
                      For the Year Ended December 31, 1995


                                                                    Fully
                                                    Primary        Diluted
                                                  ------------   ------------
Weighted average shares outstanding                143,678,223    143,678,223

Shares issuable upon exercise of outstanding
  stock options (treasury stock method)              5,172,289      5,202,614
                                                  ------------   ------------

Weighted average common and common
  equivalent shares                                148,850,512    148,880,837
                                                  ============   ============

Earnings for per share computations               $182,626,000   $182,626,000
                                                  ============   ============

Earnings per common and common equivalent share   $       1.23   $       1.23
                                                  ============   ============

                                                                     Exhibit 11
                                                                    Page 3 of 3


                             Southwest Airlines Co.
                       Computation of Earnings Per Share
                      For the Year Ended December 31, 1994


                                                                    Fully
                                                    Primary        Diluted
                                                  ------------   ------------

Weighted average shares outstanding                143,046,509    143,046,509

Shares issuable upon exercise of outstanding
  stock options (treasury stock method)              4,258,865      4,259,233
                                                  ------------   ------------

Weighted average common and common
  equivalent shares                                147,305,374    147,305,742
                                                  ============   ============

Earnings for per share computations               $179,331,000   $179,331,000
                                                  ============   ============

Earnings per common and common equivalent share   $       1.22   $       1.22
                                                  ============   ============